AMENDMENT TO TAX BENEFITS PRESERVATION PLAN, dated as of January 8, 2021 (“Amendment”), by and between Steel Connect, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).
WHEREAS, the Company and the Rights Agent are parties to that certain Tax Benefits Preservation Plan, dated as of January 19, 2018 (the “Plan” or “Agreement”), which expires on January 18, 2021, unless the Rights (as defined therein) have been earlier redeemed or exchanged or the Board (as defined therein) has determined that the Plan is no longer necessary or desirable for the preservation of Tax Benefits (as defined therein);
WHEREAS, the Company has delivered to the Rights Agent a certificate from an appropriate officer of the Company stating that this Amendment complies with Section 27 of the Plan; and
WHEREAS, the Company and the Rights Agent desire to amend the Plan to extend the term thereof as further described herein.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.Section 1(y) of the Plan shall be amended and restated in its entirety as follows:
“‘Final Expiration Date’ shall mean (i) 11:59 p.m., New York City time, on the date that the votes of the stockholders of the Company, with respect to the Company’s next annual meeting of stockholders are certified (which date and time shall be in no event later than 11:59 P.M., New York City time, on January 8, 2022), unless the continuation of the Agreement is approved by the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy and actually voted at such meeting of stockholders (or any adjournment or postponement thereof) duly held in accordance with the Company’s Fourth Amended and Restated Bylaws and applicable law (in which case clause (ii) will govern); or (ii) 11:59 p.m., New York City time, on January 8, 2024.”
2.Section 1(z) of the Plan shall be amended and restated in its entirety as follows:
“‘NASDAQ’ means The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or any similar trading market of The Nasdaq Stock Market LLC.”
3.The first sentence of the first full paragraph of the Form of Rights Certificate, which is attached as Exhibit B to the Plan, shall be amended and restated in its entirety as follows:
“NOT EXERCISABLE AFTER THE EARLIER OF (I) 11:59 P.M., NEW YORK CITY TIME, ON THE DATE THAT THE VOTES OF THE STOCKHOLDERS OF THE COMPANY, WITH RESPECT TO THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS ARE CERTIFIED (WHICH

DATE AND TIME SHALL BE IN NO EVENT LATER THAN 11:59 P.M., NEW YORK CITY TIME, ON JANUARY 8, 2022), UNLESS THE CONTINUATION OF THE AGREEMENT IS APPROVED BY THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ACTUALLY VOTED AT SUCH MEETING OF STOCKHOLDERS (OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF) DULY HELD IN ACCORDANCE WITH THE COMPANY’S FOURTH AMENDED AND RESTATED BYLAWS AND APPLICABLE LAW (IN WHICH CASE CLAUSE (II) WILL GOVERN); (II) 11:59 P.M., NEW YORK CITY TIME, ON JANUARY 8, 2024; AND (III) SUCH TIME AS THE RIGHTS ARE EARLIER REDEEMED, EXCHANGED OR TERMINATED OR SUCH OTHER EARLIER EXPIRATION DATE (AS DEFINED IN THE TAX BENEFITS PRESERVATION PLAN).”
4.The first sentence of the second full paragraph of the Form of Rights Certificate, which is attached as Exhibit B to the Plan, shall be amended and restated in its entirety as follows:
“This certifies that ______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, dated as of January 19, 2018, between Steel Connect, Inc., a Delaware corporation (the “Company”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Rights Agent (the “Rights Agent”), as amended as of January 8, 2021 and as may be further amended from time to time (the “Tax Benefits Preservation Plan”), to purchase from the Company at any time after the Distribution Dated and prior to the earlier of (i) 11:59 p.m., New York City time, on the date that the votes of the stockholders of the Company, with respect to the Company’s next annual meeting of stockholders are certified (which date and time shall be in no event later than 11:59 P.M., New York City time, on January 8, 2022), unless the continuation of the Agreement is approved by the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy and actually voted at such meeting of stockholders (or any adjournment or postponement thereof) duly held in accordance with the Company’s Fourth Amended and Restated Bylaws and applicable law (in which case clause (ii) will govern); (ii) 11:59 p.m., New York City time, on January 8, 2024; or (iii) such time as the Rights are earlier redeemed, exchanged or terminated or such other earlier Expiration Date (as defined in the Tax Benefits Preservation Plan), at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series D Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $20.00 per one one-thousandth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed.

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5.The fifth full paragraph of the Form of Summary of Rights to Purchase Preferred Stock, which is attached as Exhibit C to the Plan, shall be amended and restated in its entirety as follows:
“The Rights are not exercisable until the Distribution Date and will expire at the earliest of (i) 11:59 p.m., New York City time, on the date that the votes of the stockholders of the Company, with respect to the Company’s next annual meeting of stockholders are certified (which date and time shall be in no event later than 11:59 P.M., New York City time, on January 8, 2022), unless the continuation of the Agreement is approved by the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy and actually voted at such meeting of stockholders (or any adjournment or postponement thereof) duly held in accordance with the Company’s Fourth Amended and Restated Bylaws and applicable law (in which case clause (ii) will govern); (ii) 11:59 p.m., New York City time, on January 8, 2024; (iii) the time at which the Rights are redeemed or exchanged as provided in the Tax Benefits Preservation Plan, and (iv) the time at which the Board determines that the Tax Benefits Preservation Plan is no longer necessary or desirable for the preservation of Tax Benefits.”
6.All references to “ModusLink Global Solutions, Inc.” in the Plan shall be deleted in their entirety and replaced with “Steel Connect, Inc.”
7.Except as expressly provided in this Amendment, all of the terms and provisions of the Plan shall remain in full force and effect.
8.This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.
9.This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

STEEL CONNECT, INC.

By:	/s/ Douglas B. Woodworth
	Name:	Douglas B. Woodworth
	Title:	Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Michael A. Nespoli
	Name:	Michael A. Nespoli
	Title:	Executive Director